Exhibit 15.3

April 28, 2022

CONSENT OF DAHUI LAWYERS

We hereby consent to (1) the incorporation by reference in the registration statements on Form F-3 (File No. 333-256856) and Form S-8 (File No. 333-259241) of UP Fintech Holding Ltd. (the “Company”) of the use of and reference to our name and the use of statements attributed to us in the annual report on Form 20-F of the Company filed with the U.S. Securities and Exchange Commission on April 28, 2022 and any amendments thereto (the “Annual Report”), under “Item 3. Key Information – Description of Certain PRC Regulations Affecting Our Business” and “Item 3. Key Information – D. Risk Factors”; and (2) the filing of this consent as an exhibit to the Annual Report by the Company for the use of our name and statements attributed to us in the above-mentioned sections. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DaHui Lawyers

37/F China World Tower A

1 Jianguomenwai Avenue

Beijing 100004, China